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                                                                    EXHIBIT 10.2



                              EMPLOYMENT AGREEMENT

         This Agreement is made as of the 1st day of January, 1998, between Authentic Specialty Foods, Inc., a Texas corporation (the "Corporation"), and Samuel E. Hillin, Jr. (the "Executive").

                              W I T N E S S E T H:

         WHEREAS, Corporation is desirous of employing Executive in an executive capacity on the terms and conditions, and for the consideration, hereinafter set forth and Executive is desirous of being employed by Corporation on such terms and conditions and for such consideration;

         NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, covenant and agree as follows:

         Section 1. Employment. (a) During the Term (as defined below), the Corporation shall employ Executive in the position of President of the Corporation's DSD Operating Division or in such other positions as the parties shall mutually agree. Executive agrees to serve in such positions and to perform diligently and to the best of his abilities the duties and services appertaining to such office, as well as such additional duties and services appropriate to such office as shall be specified by the Board of Directors from time to time. Executive's employment shall also be subject to the policies maintained and established by Corporation, as the same may be amended from time to time.

         (b) The Executive hereby accepts such employment and agrees that during the continuance thereof he will devote all of his business time, effort, skill and attention to the affairs of, and for the benefit of, the Corporation and its affiliates (as defined below) and that he will not engage, directly or indirectly, in any other business or businesses, whether or not similar to that of Corporation. The foregoing notwithstanding, the parties recognize and agree that Executive may engage in passive personal investments that do not conflict with the business and affairs of Corporation or interfere with Executive's performance of his duties hereunder. Executive acknowledges and agrees that Executive owes a fiduciary duty of loyalty, fidelity and allegiance to act at all times in the best interests of the Corporation and to do no act which would injure the business, interests or reputation of the Corporation or any of its subsidiaries or affiliates. In keeping with these duties, Executive shall make full disclosure to the Corporation of all business opportunities pertaining to the Corporation's business and shall not appropriate for Executive's own benefit business opportunities concerning the subject matter of the fiduciary relationship. For purposes of this Agreement, the term "affiliate" shall mean with respect to a specified entity, an entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with the entity specified.


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         Section 2. Term. Unless sooner terminated pursuant to other provisions hereof, the term of this Agreement shall be one year commencing on the date hereof (the "Term"); provided, however, that the Term shall automatically be extended for an additional one year period after the scheduled expiration thereof (including any expiration date that results from one or more automatic renewals provided for in this Section) unless either the Corporation or the Executive gives the other party a notice of non-renewal at least 60 days prior to the scheduled expiration of the Term.

         Section 3. Compensation.

         (a) Base Salary. As compensation for the services to be rendered by the Executive under this Agreement, the Corporation agrees to pay the Executive a salary ("Base Salary") of $175,000 per year, which shall be payable in equal installments on the customary payroll periods of the Corporation; provided, however, that for the fiscal year ending December 31, 1998, $25,000 of the Base Salary has already been paid to the Executive, and the payments of Base Salary for the remainder of such fiscal year shall be adjusted accordingly. The Board of Directors of the Corporation will review the Base Salary at the beginning of each fiscal year and determine whether to increase the Base Salary; provided, however, that the Corporation shall be under no obligation to increase the Base Salary.

         (b) Annual Bonus. In addition to compensation provided for in Section 3(a), the Compensation Committee (the "Compensation Committee") of the Corporation, may, but shall not be obligated to, grant in its sole discretion an annual bonus of up to 50% of Base Salary to the Executive for each year during the Term. If the Compensation Committee shall elect to grant such a bonus, the amount of any such bonus shall be based upon such factors as the Compensation Committee, in its sole discretion, shall deem appropriate, including without limitation, the performance of the Executive, the financial performance of the Corporation and the DSD Operating Division and the consolidated financial performance of the Corporation and its subsidiaries.

         Section 4. Fringe Benefits.

         (a) Subject to Corporation's standard policies and procedures with respect to expense reimbursement as applied to its executive employees generally, Corporation shall reimburse Executive for, or pay on behalf of Executive, reasonable and appropriate expenses incurred by Executive for business-related purposes.

         (b) The Executive will be entitled each year to three weeks paid vacation, to be taken at such time or times as may be reasonably convenient to the Corporation and to the Executive. In addition, the Executive will be entitled to all legal holidays observed by office closings at the Corporation's headquarters.

         (c) The Executive will be reimbursed for the premiums paid by the Executive in order to obtain a term life insurance policy with up to a $500,000 benefit; provided, however, that the Corporation shall not be required to pay aggregate premiums for any year in excess of $5,000.


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         (d) The Executive will be reimbursed for (i) the lease payments for an automobile to be used primarily in the business of the Corporation and (ii) the cost of insurance for such automobile; provided, however, that the amount of such reimbursement shall be approved by the Compensation Committee.

         (e) The Executive acknowledges that he has previously received a grant of options to acquire 25,000 shares of the Common Stock of the Corporation (the "Options"). The Company agrees that if the Executive ceases to be an employee of the Corporation for any reason, the Company will take such action as shall be necessary to vest the greater of (i) the applicable percentage vested under the applicable stock option agreement and (ii) 50% of the Options. Notwithstanding the foregoing, the Options shall become fully exercisable on the occurrence of a Change of Control. For purposes of this Agreement, "Change of Control" means when (i) any merger or consolidation in which the Company is not the surviving corporation or survives as a wholly owned subsidiary of another company or (ii) any person or entity, including a "group" as contemplated by Section 13(d)(3) of the Securities Exchange of 1934 Act, as amended, other than TSG2 L.P. or any partner or other affiliate of TSG2 L.P. (a "Shansby Entity"), acquires more than 50% of the outstanding shares of the Company's voting stock (based upon voting power).

         Section 5. Termination. (a) This Agreement shall terminate upon the resignation, death or disability (as defined herein) of the Executive, in which case no compensation or benefits or other payments shall be payable under this Agreement (except for amounts accrued through the date of such resignation, death or disability); provided, however, that the confidentiality, noncompetition and other obligations set forth in Sections 6, 7 and 8 shall survive the Executive's resignation or disability. As used herein "disability" means an illness, injury or incapacity that prevents the Executive from performing the essential functions of his position for a period of three consecutive months, with reasonable accommodation.

                  (b) The Corporation may terminate the Executive's employment hereunder for "Cause." Such termination shall be effective immediately upon notice of termination. For purposes of this Agreement, "Cause" is defined as follows: a determination by the Board of Directors that one of the following events shall have occurred: (i) the Executive's neglect of his duties hereunder;
(ii) the refusal by the Executive to follow reasonable and lawful directions from the Board of Directors of the Corporation; (iii) any violation by the Executive of the provisions of Section 6, 7 or 8 hereof that results or could reasonably be expected to result in a material harm to the Corporation or its financial condition, prospects or results of operations or (iv) the engaging by the Executive in misconduct, or in acts of moral turpitude, that in the judgment of the Board of Directors is or are injurious to the Corporation or its financial condition, prospects or results of operations. If the Executive's employment is terminated for Cause, no additional compensation, benefits or other payments shall be payable to the Executive (except for amounts accrued through the date of such termination); provided, however, that the confidentiality, noncompetition and other obligations set forth in Sections 6, 7 and 8 shall survive such termination.


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                  (c) The Corporation may terminate the Executive's employment for reasons other than Cause upon written notice. If the Corporation terminates the Executive's employment for reasons other than Cause, the Executive shall be entitled to receive his Base Salary for the remainder of the Term following such termination (or, if longer, for a period of six months after termination), which shall be paid over the course of such period in the same installments required by Section 3, in full and final satisfaction of all amounts due from the Corporation; provided, however, that the confidentiality, noncompetition and other obligations set forth in Sections 6, 7 and 8 shall survive such termination.

                  (d) Executive shall have the right to resign as an employee of the Corporation upon written notice. In the event of such resignation, no additional compensation, benefits or other payments shall be payable to the Executive; provided, however, that the confidentiality, noncompetition and other obligations set forth in Sections 6, 7 and 8 shall survive such termination.

         Section 6. Confidentiality; Statements regarding the Corporation.

         (a) Executive will not, at any time during or after Executive's employment by the Corporation, make any unauthorized disclosure of any confidential business information or trade secrets of the Corporation or its affiliates, or make any use thereof, except in the carrying out of Executive's employment responsibilities hereunder. Affiliates of the Corporation shall be third party beneficiaries of Executive's obligations under this paragraph. As a result of Executive's employment by the Corporation, Executive may also from time to time have access to, or knowledge of, confidential business information or trade secrets of third parties, such as customers, suppliers, partners, joint venturers, and the like, of the Corporation and its affiliates. Executive also agrees to preserve and protect the confidentiality of such third party confidential information and trade secrets to the same extent, and on the same basis, as the Corporation's confidential business information and trade secrets.

         (b) Executive shall refrain, both during the employment relationship and after the employment relationship terminates, from publishing any oral or written statements about the Corporation, any of its affiliates, or any of such entities' officers, directors, employees, agents or representatives that are slanderous, libelous, or defamatory; or that disclose private or confidential information about the Corporation, any of its affiliates, or any of such entities' business affairs, officers, directors, employees, agents, or representatives; or that constitute an intrusion into the seclusion or private lives of the Corporation, any of its affiliates, or any of such entities' officers, directors, employees, agents, or representatives; or that give rise to unreasonable publicity about the private lives of the Corporation, any of its affiliates, or any of such entities' officers, directors, employees, agents, or representatives; or that place the Corporation, any of its affiliates, or any of such entities' officers, directors, employees, agents, or representatives in a false light before the public; or that constitute a misappropriation of the name or likeness of the Corporation, any of its affiliates, or any of such entities' officers, directors, employees, agents, or representatives. A violation or threatened violation of this prohibition may be enjoined by the courts. The rights


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afforded the Corporation and its affiliates under this provision are in addition to any and all rights and remedies otherwise afforded by law.

         Section 7. Trademarks, Patents, etc. All information, ideas, concepts, improvements, discoveries and inventions, whether patentable or not, which are conceived, made, developed, or acquired by Executive, individually or in conjunction with others, during Executive's employment by the Corporation (whether during business hours or otherwise and whether on the Corporation's premises or otherwise) which relate to the Corporation's business, products, or services (including, without limitation, all such information relating to corporate opportunities, research, financial and sales data, pricing terms, evaluations, opinions, interpretations, acquisitions prospects, the identity of customers or suppliers or their requirements, the identity of key contacts within the customer's or supplier's organizations or within the organization of acquisition prospects, or marketing and merchandising techniques, prospective names and marks) shall be disclosed to the Corporation and are and shall be the sole and exclusive property of the Corporation. Moreover, all documents, drawings, memoranda, notes, records, files, correspondence, manuals, models, specifications, computer programs, E-mail, voice mail, electronic databases, maps and all other writings or materials of any type embodying any of such information, ideas, concepts, improvements, discoveries and inventions are and shall be the sole and exclusive property of the Corporation. Upon termination of Executive's employment by the Corporation, for any reason, Executive promptly shall deliver the same, and all copies thereof, to the Corporation.

         Section 8. Noncompetition; Corporation Employees. (a) The Executive agrees that during the period that the Executive is employed by the Corporation and for a two-year period thereafter:

                  (i) Executive shall not, directly or indirectly, for his own account or for the account of others, as an officer, director, passive stockholder, owner, partner, promoter, consultant, advisor, employee, manager or otherwise, participate in the promotion, financing, ownership, operation or management of, or assist in, furnish advice with respect to, or carry on through a proprietorship, partnership, joint venture, corporation, other form of business entity or otherwise, any business activity in a geographic market within the State of Texas involving or relating to the food distribution, food packaging and food processing businesses in connection with Mexican food products; provided, however, that nothing in this clause (i) shall prohibit the Executive's beneficial ownership of not in excess of 1% of any class of common stock that is listed for trading on a national securities exchange;

                  (ii) Executive shall not furnish advice to, solicit, or do business with any customer (or any previous customer within the last year) of the Corporation or any of its subsidiaries relating to the business of the Corporation in any state where such customer is doing business with Corporation or any of its subsidiaries; and

                  (iii) Executive shall not encourage or induce any current or former employee of the Corporation or any of its subsidiaries or affiliates to leave the employment of the


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         Corporation or any of its subsidiaries or affiliates, offer employment, retain, hire or assist in the hiring of any such employee by any person, association, or entity not affiliated with the Corporation or any of its subsidiaries or affiliates.

                  (b) Although the parties to this Agreement have, in good faith, used all reasonable efforts to make this covenant reasonable in both geographic area and in duration, and it is not anticipated, nor is it intended, by either of the parties to this Agreement that any court of competent jurisdiction would find it necessary to reform this covenant to make it reasonable in both scope and in duration, or otherwise, the parties to this Agreement agree that any court of competent jurisdiction making a determination that it is necessary to reform this covenant to make it reasonable in either scope or duration, or otherwise, shall be, and hereby is, empowered and directed to reform this Agreement to a reasonable restriction rather than invalidating this covenant or otherwise rendering it unenforceable.

                  (c) In the event of breach by Executive of this covenant, it is understood and agreed (i) that the Corporation shall be entitled to injunctive relief as well as any and all other applicable remedies at law and in equity; and (ii) that damages, if any, for the breach of this covenant will accrue and be recoverable by the Corporation or any subsidiary as of and from the date of the breach insofar as the damages for such breach relate to an action that occurred within the scope and duration of the covenant determined to be reasonable (whether or not the covenant is reformed in connection with such determination).

         Section 9. Waiver; Remedies for Breach. A waiver by either party hereto of any breach of any provision of this Agreement shall not operate or be construed as a waiver of similar or dissimilar provisions at the same time or at any prior or subsequent time. It is agreed that the Executive's services are unique and that any breach or threatened breach by the Executive of any provision of Section 6, 7 or 8 cannot be remedied solely by damages. Therefore, if there is a breach or threatened breach of the provisions of Section 6, 7 or 8, the Executive acknowledges that the Corporation shall be entitled to an injunction restraining the Executive from such breach. Nothing herein shall be construed as prohibiting the Corporation from pursuing any other remedies for any breach or threatened breach.

         Section 10. Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the employment of the Executive by the Corporation, and no agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. Without limiting the generality of the foregoing, this Agreement supersedes the Executive's existing Employment Agreement dated June 23, 1997.

         Section 11. Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect, and any provision of this Agreement shall


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be construed to render such provision valid and enforceable to the maximum extent possible by law in the event of any challenge.

         Section 12. Binding Agreement. This Agreement shall be binding on and shall inure to the benefit of the Corporation and its successors and assigns. This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive's person or legal representatives, executors, or administrators. Neither this Agreement nor any right hereunder may be assigned by the Executive.

         Section 13. Relationship of the Parties. Nothing herein contained shall be deemed to constitute a partnership between or a joint venture by the parties, nor shall anything herein contained be deemed to constitute either the Executive or the Corporation the agent of the other except as is provided herein. Neither the Executive nor the Corporation shall be or become liable or bound by any representation, act or omission whatsoever of the other made contrary to the provisions of this Agreement.

         Section 14. Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Texas, without giving effect to principles of conflict of laws.

         Section 15. Notice. Any notice, communication, request, instruction or other document required or permitted hereunder shall be given in writing and delivered in person or sent by U.S. Mail postage prepaid, return receipt requested, or by telex, facsimile or telecopy to the addresses of the Corporation and the Executive set forth below. Any such notice shall be effective upon receipt or 3 days after placed in the mail, whichever is earlier.

                  To the Corporation:

                  Authentic Specialty Foods, Inc.
                  c/o The Shansby Group
                  250 Montgomery Street, Suite 1100
                  San Francisco, California 94104
                  Telecopy:  (415) 421-5120

                  To the Executive:

                  2009 Ridgemont Ct.
                  Arlington, Texas 76012

or to such other address as any party shall hereafter designate by written notice.


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         Section 16. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         Section 17. Headings. The headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of any provision or provisions of this Agreement.


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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                       AUTHENTIC SPECIALTY FOODS, INC.




                                       By: /s/ ROBERT K. SWANSON
                                          --------------------------------------
                                          Robert K. Swanson
                                          Chairman of the Board and
                                          Chief Executive Officer


                                           /s/ SAMUEL E. HILLIN, JR.
                                       -----------------------------------------
                                       SAMUEL E. HILLIN, JR.





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